EXHIBIT 99.1
Sila Realty Trust Announces Third Quarter 2025 Results
TAMPA, Fla. November 4, 2025 - Sila Realty Trust, Inc. (NYSE: SILA) (“Sila”, the “Company”, “we”, or “us”), a net lease real estate investment trust (“REIT”) with a strategic focus on investing in the growing and resilient healthcare sector, today announced operating results for the third quarter ended September 30, 2025.
Highlights for the quarter ended September 30, 2025:
•Net income of $11.6 million, or $0.21 per diluted share
•Cash net operating income*, or Cash NOI, of $42.8 million
•Adjusted funds from operations*, or AFFO, of $31.1 million, or $0.56 per diluted share
•Declared and paid cash distributions per share of $0.40 for the quarter
•Acquired two medical outpatient buildings for $16.3 million in Southlake, Texas
•Acquired two inpatient rehabilitation facilities for $70.5 million in Plano, Texas and Peoria, Arizona
•Acquired additional land for $2.7 million to expand the Dover Healthcare Facility
•On August 4, 2025, the Company's board of directors, or the Board, authorized a share repurchase program of up to $75.0 million in gross purchase proceeds for a period of three-years from August 4, 2025, subject to the limitation of $25.0 million in gross purchase proceeds in any twelve-month period
•Filed with the Securities and Exchange Commission, or the SEC, an automatic shelf registration statement on Form S-3 that is effective for a term of three years, covering future offerings of an indeterminate amount of our common stock, preferred stock, depositary shares, warrants, purchase contracts and units
•Entered into an ATM Equity Offering Sales Agreement through which, from time to time, we may offer and sell shares of common stock having an aggregate offering price of up to $250.0 million
Subsequent Events
•On November 3, 2025, the Board authorized a quarterly cash dividend of $0.40 per share of common stock payable on December 4, 2025, to the Company's stockholders of record as of the close of business on November 20, 2025
Management Commentary
“I am pleased with our third quarter results which continue to exemplify our unwavering discipline in capital deployment to the net lease healthcare real estate space,” stated Michael A. Seton, President and Chief Executive Officer of the Company. “We delivered quarterly cash NOI growth, enhanced by the addition of two medical outpatient buildings and two inpatient rehabilitation facilities during the third quarter, located in the demographically growing markets of Texas and Arizona. Each of the four assets fit strategically within our 140-property portfolio as they are leased to high quality, proven operators, demonstrating strong rent coverage ratios, and are subject to long-term net leases, which, in the aggregate, extend the already long weighted average remaining lease term of Sila’s portfolio. In addition to our skillful and thoughtful investing, we believe that rigorous management of our portfolio of assets and prudent management of our balance sheet will continue to allow us to navigate any market backdrop and deliver long-term value to our shareholders.”

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Financial Results
Net Income
Our GAAP net income for the third quarter of 2025 was $11.6 million, or $0.21 per diluted share, compared to $11.9 million, or $0.21 per diluted share, for the third quarter of 2024. Our GAAP net income for the first nine months of 2025 was $28.1 million, or $0.51 per diluted share, compared to $31.5 million, or $0.55 per diluted share for the first nine months of 2024.
Cash NOI
Cash NOI was $42.8 million for the third quarter of 2025, as compared to $40.8 million for the third quarter of 2024. The increase in Cash NOI is primarily the result of acquisitions and same-store Cash NOI growth of 1.2%. This increase was partially offset by a decrease in Cash NOI related to the Stoughton Healthcare Facility as a result of the Steward Health Care System LLC, or Steward, bankruptcy.
Cash NOI was $125.9 million for the first nine months of 2025, as compared to $127.6 million for the first nine months of 2024. The decrease in Cash NOI is primarily due to the receipt of a lease termination fee and the severance fee received from GenesisCare USA, Inc. and its affiliates in the first quarter of 2024, the Stoughton Healthcare Facility, and property dispositions. This decrease was partially offset by acquisitions and same-store Cash NOI growth of 1.1%.
AFFO
AFFO was $31.1 million, or $0.56 per diluted share, during the third quarter of 2025, compared to $31.7 million, or $0.57 per diluted share, during the third quarter of 2024.
AFFO for the first nine months of 2025 was $90.5 million, or $1.63 per diluted share, compared to $100.8 million, or $1.77 per diluted share, for the first nine months of 2024.
Real Estate Portfolio Highlights
Investment Activity
During the quarter ended September 30, 2025, the Company acquired two medical outpatient buildings in Southlake, Texas, or the Southlake Healthcare Facility and Southlake Healthcare Facility II, comprising 27,793 rentable square feet, for an aggregate purchase price of $16.3 million. The Southlake Healthcare Facility is 100% leased under a triple net lease to GI Alliance Management, LLC, with a lease expiration in 2037. The Southlake Healthcare Facility II is 100% leased under an absolute net lease to Lonestar Endoscopy Center, LLC, with a lease expiration in 2029. Additionally, during the quarter ended September

30, 2025, the Company acquired two inpatient rehabilitation facilities in Plano, Texas and Peoria, Arizona, or the Plano Healthcare Facility and Peoria Healthcare Facility, comprising 100,899 rentable square feet, for an aggregate purchase price of $70.5 million. The Plano Healthcare Facility is 100% leased under an absolute net lease to Reunion Rehabilitation Hospital Plano, LLC, with a lease expiration in 2048. The Peoria Healthcare Facility is 100% leased under an absolute net lease to Reunion Rehabilitation Hospital Peoria, LLC with a lease expiration in 2048. The Company also purchased additional land to expand the Dover Healthcare Facility in Dover, Delaware for $2.7 million. The Company has a commitment to fund up to an additional $9.8 million for the development of the Dover Healthcare Facility expansion.
Portfolio
As of September 30, 2025, Sila's well diversified real estate portfolio consisted of 140 properties comprising approximately 5.3 million rentable square feet. The weighted average remaining lease term was approximately 9.7 years with 21.5% of annualized base rent maturing in the next five years and a weighted average fixed rent escalation rate of 2.1%, excluding leases tied to the consumer price index.
As of September 30, 2025, the percentage of rentable square feet leased was 99.1%. There was a 0.1 percentage point decrease in the percentage of square feet leased in the third quarter of 2025 attributable to the expiration of a lease consisting of 8,094 rentable square feet.
Balance Sheet and Capital Markets Activities
Sila had a strong balance sheet as of September 30, 2025, with its liquidity position totaling approximately $476.7 million, consisting of $27.7 million in cash and cash equivalents and $449.0 million of availability under its unsecured credit facilities.
Total principal debt outstanding under the unsecured credit facilities as of September 30, 2025, was $676.0 million. Of the $676.0 million, $525.0 million was fixed through 10 interest rate swap agreements. As of September 30, 2025, the Company's weighted average interest rate on the total principal debt outstanding was 4.8%, including the impact of the interest rate swap agreements. As of September 30, 2025, net debt to enterprise value was approximately 31.8%.
On August 4, 2025, the Board authorized a share repurchase program of up to $75.0 million in gross purchase proceeds for a period of three-years from August 4, 2025, subject to the limitation of $25.0 million in gross purchase proceeds in any twelve-month period. Repurchases of common stock under the share repurchase program may be made from time to time in the open market, in privately negotiated purchases, in accelerated share repurchase programs or by any other lawful means. The number of shares of common stock purchased and the timing of any purchases will depend on a number of factors, including the price and availability of common stock and general market conditions. The three-year share repurchase program replaced the prior share repurchase program.
Distributions
The Company's dividend payout to AFFO ratio was 71.0% for the quarter ended September 30, 2025. On November 3, 2025, the Board approved and authorized a quarterly cash dividend of $0.40 per share of Common Stock payable on December 4, 2025, to the Company's stockholders of record as of the close of business on November 20, 2025. The quarterly cash dividend of $0.40 per share represents an annualized amount of $1.60 per share.

Conference Call and Webcast
A conference call and audio webcast for investors and analysts will be held on Wednesday, November 5, 2025, at 11:00 a.m. Eastern Time to discuss our third quarter 2025 operating results and to answer questions. The live and archived webcast can be accessed on the "Events" page of the Company's website at investors.silarealtytrust.com or by direct link at https://events.q4inc.com/attendee/368558310. The archived webcast will be available for 12 months following the call.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc., headquartered in Tampa, Florida, is a net lease real estate investment trust with a strategic focus on investing in the growing and resilient healthcare sector. The Company invests in high quality healthcare facilities along the continuum of care in the pursuit of generating predictable, durable, and growing income streams. Sila's portfolio comprises high quality tenants in geographically diverse facilities, which are positioned to capitalize on the dynamic delivery of healthcare to patients. As of September 30, 2025, the Company owned 140 real estate properties and three undeveloped land parcels, including the Stoughton Healthcare Facility which has been taken out of service and is being demolished, located in 67 markets across the United States. For more information, please visit the Company's website at www.silarealtytrust.com.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including statements about and references to our commitment to investing in necessity, purpose-built healthcare real estate; our strategic focus on lower cost patient settings which support the delivery of specialized care in growing markets; predictions on the durability of our cash flow, financial position; and distribution policy; risks related to acquisitions and dispositions and our ability to continue executing our growth strategy. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2024 Annual Report on Form 10-K, as filed with the SEC on March 3, 2025, a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings, public conference calls, and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases, public conference calls and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached as Exhibit 99.2 to the Current Report on Form 8-K filed on November 4, 2025.
Investor Contact:
Drew Miles, Senior Capital Markets and Investor Relations Associate
833-404-4107
IR@silarealtytrust.com

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited)
	September 30, 2025	December 31, 2024
ASSETS
Real estate:
Land	$171,848	$160,743
Buildings and improvements, less accumulated depreciation of $316,441 and $277,024, respectively	1,628,052	1,546,877
Total real estate, net	1,799,900	1,707,620
Cash and cash equivalents	27,709	39,844
Real estate related notes receivable, net of current expected credit loss reserve of $180 and $0, respectively	17,071	—
Intangible assets, less accumulated amortization of $136,983 and $122,208, respectively	122,519	125,655
Goodwill	17,700	17,700
Right-of-use assets - operating leases	35,530	36,332
Right-of-use assets - finance lease	1,901	—
Other assets	83,191	79,923
Total assets	$2,105,521	$2,007,074
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $2,194 and $3,079, respectively	$673,806	$521,921
Accounts payable and other liabilities	36,685	33,405
Intangible liabilities, less accumulated amortization of $9,706 and $8,761, respectively	6,125	7,070
Operating lease liabilities	41,134	41,493
Finance lease liabilities	76	—
Total liabilities	757,826	603,889
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 61,939,043 and 61,779,631 shares issued, respectively; 54,876,558 and 55,075,006 shares outstanding, respectively	549	551
Additional paid-in capital	1,993,952	1,998,777
Distributions in excess of accumulated earnings	(646,093)	(607,499)
Accumulated other comprehensive (loss) income	(713)	11,356
Total stockholders’ equity	1,347,695	1,403,185
Total liabilities and stockholders’ equity	$2,105,521	$2,007,074

Condensed Consolidated Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Rental revenue	$49,421	$46,118	$146,221	$140,311
Real estate related notes receivable interest income	427	—	615	—
Total revenues	49,848	46,118	146,836	140,311
Expenses:
Rental expenses	5,920	5,823	18,237	17,226
Listing-related expenses	—	32	—	3,012
General and administrative expenses	4,541	4,800	15,368	18,321
Depreciation and amortization	19,396	17,865	55,340	57,009
Impairment and disposition losses	—	792	6,792	1,210
Demolition costs	147	—	147	—
Total operating expenses	30,004	29,312	95,884	96,778
Other income (expense):
Gain on dispositions of real estate	—	—	—	76
Interest and other income	237	597	957	3,889
Interest expense	(8,470)	(5,468)	(23,624)	(15,955)
Increase in current expected credit loss reserve	(2)	—	(180)	—
Total other expense	(8,235)	(4,871)	(22,847)	(11,990)
Net income attributable to common stockholders	$11,609	$11,935	$28,105	$31,543
Other comprehensive loss - unrealized loss on interest rate swaps, net	(866)	(11,370)	(12,069)	(10,617)
Comprehensive income attributable to common stockholders	$10,743	$565	$16,036	$20,926
Weighted average number of common shares outstanding:
Basic	54,876,443	55,571,298	55,049,612	56,634,376
Diluted	55,406,138	56,081,618	55,601,537	57,094,737
Net income per common share attributable to common stockholders:
Basic	$0.21	$0.21	$0.51	$0.55
Diluted	$0.21	$0.21	$0.51	$0.55

Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. In the real estate industry, analysts and investors employ certain non-GAAP supplemental financial measures in order to facilitate meaningful comparisons between periods and among peer companies. We believe that the non-GAAP financial measures we disclose are useful to investors to consider because they may assist them to better understand and measure the performance of our business over time and against similar companies. We use the following non-GAAP financial measures: Funds From Operations, or FFO, Core Funds From Operations, or Core FFO, Adjusted Funds From Operations, or AFFO, and Cash NOI. Our definitions and calculations of these non-GAAP financial measures may not be the same as similar measures reported by other REITs.
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.

Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to common stockholders(1)(2)	$11,609	$11,935	$28,105	$31,543
Adjustments:
Depreciation and amortization of real estate assets	19,367	17,841	55,259	56,938
Gain on dispositions of real estate	—	—	—	(76)
Impairment and disposition losses	—	792	6,792	1,210
FFO(1)(2)	$30,976	$30,568	$90,156	$89,615
Adjustments:
Listing-related expenses	—	32	—	3,012
Severance	11	3	33	1,866
Write-off of straight-line rent receivables related to prior periods	—	—	36	—
Accelerated stock-based compensation	—	12	19	875
Amortization of above (below) market lease intangibles, including ground leases, net	18	183	63	1,431
Loss on extinguishment of debt	—	—	233	228
Increase in current expected credit loss reserve	2	—	180	—
Demolition costs	147	—	147	—
Core FFO(1)(2)	$31,154	$30,798	$90,867	$97,027
Adjustments:
Deferred rent(3)	322	333	963	3,054
Straight-line rent adjustments	(2,363)	(1,294)	(7,131)	(3,767)
Amortization of deferred financing costs	725	578	2,098	1,607
Amortization of fees on real estate related notes receivable	(35)	—	(59)	—
Stock-based compensation	1,278	1,299	3,788	2,923
AFFO(1)(2)	$31,081	$31,714	$90,526	$100,844

(1)    The three and nine months ended September 30, 2025 include $81,000 of lease termination fee income received. The nine months ended September 30, 2024 include $4,098,000 of lease termination fee income received.
(2)    The three and nine months ended September 30, 2025 include $83,000 of rental revenue received as a result of bankruptcy proceedings from Steward, the sponsor and owner of the former tenant at the Stoughton Healthcare Facility.
(3)    The nine months ended September 30, 2024 include a $2,000,000 severance fee received from GenesisCare, which is recognized in rental revenues over the remaining GenesisCare amended master lease term. Additionally, the three and nine months ended September 30, 2025 and 2024 include a property under development that is expected to be placed in service in December 2025 at which time the rent received will be reflected in rental revenue and the deferred portion will be recognized over time in straight-line rent adjustments within rental revenues.

FFO
FFO is calculated consistent with the National Association of Real Estate Investment Trusts, or Nareit's, definition, as net income (calculated in accordance with GAAP), excluding gains and losses from sales of real estate assets, impairment of real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and depreciation and amortization of real estate assets. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. We do not have any investments in unconsolidated partnerships or joint ventures. We believe FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include listing-related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases), loss on extinguishment of debt, changes in the current expected credit loss reserve and demolition costs. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.
AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs, amortization of fees on our real estate related notes receivable, and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.

Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Rental revenue(1)(2)(3)	$49,421	$46,118	$146,221	$140,311
Rental expenses	(5,920)	(5,823)	(18,237)	(17,226)
Net operating income	43,501	40,295	127,984	123,085
Adjustments:
Straight-line rent adjustments, net of write-offs	(2,363)	(1,294)	(7,095)	(3,767)
Amortization of above (below) market lease intangibles, including ground leases, net	18	183	63	1,431
Internal property management fee	1,347	1,295	3,982	3,827
Deferred rent(4)	322	333	963	3,054
Cash NOI(1,2,3,4)	42,825	40,812	125,897	127,630
Non-same store cash NOI(1,3,5)	(2,192)	(678)	(11,221)	(14,161)
Same store cash NOI(2,6)	40,633	40,134	114,676	113,469
Real estate related notes receivable interest income	427	—	615	—
Listing-related expenses	—	(32)	—	(3,012)
General and administrative expenses	(4,541)	(4,800)	(15,368)	(18,321)
Depreciation and amortization	(19,396)	(17,865)	(55,340)	(57,009)
Impairment and disposition losses	—	(792)	(6,792)	(1,210)
Demolition costs	(147)	—	(147)	—
Gain on dispositions of real estate	—	—	—	76
Interest and other income	237	597	957	3,889
Interest expense	(8,470)	(5,468)	(23,624)	(15,955)
Increase in current expected credit loss reserve	(2)	—	(180)	—
Straight-line rent adjustments, net of write-offs	2,363	1,294	7,095	3,767
Amortization of above (below) market lease intangibles, including ground leases, net	(18)	(183)	(63)	(1,431)
Internal property management fee	(1,347)	(1,295)	(3,982)	(3,827)
Deferred rent(4)	(322)	(333)	(963)	(3,054)
Non-same store cash NOI(1,3,5)	2,192	678	11,221	14,161
Net income attributable to common stockholders(1,2,3,4)	$11,609	$11,935	$28,105	$31,543

(1)    The three and nine months ended September 30, 2025 include $83,000 of rental revenue received as a result of bankruptcy proceedings from Steward, the sponsor and owner of the former tenant at the Stoughton Healthcare Facility.
(2)    The three and nine months ended September 30, 2025 include $81,000 of lease termination fee income received.
(3)    The nine months ended September 30, 2024 include $4,098,000 of lease termination fee income received.
(4)     The nine months ended September 30, 2024 include a $2,000,000 severance fee received from GenesisCare, which is recognized in rental revenues over the remaining GenesisCare amended master lease term. Additionally, the three and nine months ended September 30, 2025 and 2024 include a property under development that is expected to be placed in service in December 2025 at which time the rent received will be reflected in rental revenue and the deferred portion will be recognized over time in straight-line rent adjustments within rental revenues.

(5)    The nine months ended September 30, 2024 include $1,471,000 of the total $2,000,000 severance fee received from GenesisCare, which is recognized in rental revenues over the remaining GenesisCare amended master lease term.
(6)    The nine months ended September 30, 2024 include $529,000 of the total $2,000,000 severance fee received from GenesisCare, which is recognized in rental revenues over the remaining GenesisCare amended master lease term.
NOI
The Company defines net operating income, or NOI, a non-GAAP financial measure, as rental revenue, less rental expenses, on an accrual basis.
Same Store Properties
In order to evaluate the overall portfolio, management analyzes the NOI of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 131 same store properties for the quarters ended September 30, 2025 and 2024. There were 124 same store properties for the nine months ended September 30, 2025 and 2024.
Cash NOI
The Company defines Cash NOI as NOI for its properties excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of above- and below-market lease intangibles (including ground leases) and internal property management fees, then including deferred rent received in cash. Cash NOI is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store Cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. Other real estate companies may use different methodologies for calculating Cash NOI and, accordingly, the Company’s Cash NOI may not be comparable to other real estate companies. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio.